8th Floor, 701 Evans Avenue	Telephone: (416) 626-6000
Toronto, Ontario	Facsimile: (416) 626-8650
Canada M9C 1A3	Web Site: www.mscm.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
of Silver Dragon Resources Inc.,

We hereby provide our consent to the incorporation by reference, in this Annual Report on Form 10-K.SB/A of Silver Dragon Resources Inc., of our report dated April 7, 2005 relating to the financial statements of Silver Dragon Resources Inc. for the period from January 1, 2004 through December 31,2004.

MOORE STEPHENS COOPER MOLYNEUX LLP

Toronto, Ontario
March 15, 2007